UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2008

SOLERA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33461	26-1103816
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15030 Avenue of Science

San Diego, California 92128

(Address of principal executive offices, including Zip Code)

(858) 724-1600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 19, 2008, HPI Holding Limited, a United Kingdom private limited company and an indirect wholly owned subsidiary of the registrant (“Purchaser”), entered into an agreement, dated December 19, 2008, between Purchaser, RAC plc, a United Kingdom public limited company (“Seller”), and the registrant as guarantor (the “Agreement”), pursuant to which Purchaser acquired the outstanding share capital of HPI Ltd., a United Kingdom private limited company (“HPI”), from Seller. The transaction closed on December 19, 2008. HPI is the leading provider of used vehicle validation services in the United Kingdom.

The total consideration for the transaction comprised approximately $117.4 million (£78.3 million), consisting of approximately $100.5 million (£67.0 million) in cash paid to Seller at closing and a subordinated note in the principal amount of approximately $16.9 million (£11.3 million) issued to Seller by Purchaser and guaranteed by the registrant (the “Seller Note”). The Seller Note accrues interest at an annual rate of 8.0% and becomes due and payable in full on December 31, 2011, subject to certain acceleration events and restrictions contained in the registrant’s Amended and Restated First Lien Credit and Guaranty Agreement (the “Credit Facility”). The Agreement also provides that Seller will be entitled to additional cash payments following closing in a maximum aggregate amount of approximately $7.2 million (£4.8 million) based on the financial performance of HPI during in calendar years 2009, 2010 and 2011. All amounts payable to Seller are payable in Pound Sterling, and all U.S. Dollar amounts above assume an exchange rate of $1.50-for-£1.00.

The Agreement is subject to certain customary warranties, undertakings and indemnification provisions that the parties made to, and solely for the benefit of, each other. Pursuant to the Agreement, the registrant has agreed to guarantee the performance of certain obligations of Purchaser under the Agreement, as well as Purchaser’s payment to Seller pursuant to the Seller Note. In addition, the Agreement contains certain non-compete provisions limiting the ability of Seller and certain related entities to provide certain products and services that compete with HPI’s products and services or recruit personnel from HPI for the three years following the date of closing.

In connection with the closing, Purchaser and HPI became parties to the Credit Facility, and Purchaser has pledged the stock of HPI, and HPI has pledged its assets, for the benefit of the lenders under the Credit Facility.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information provided in Item 1.01 is incorporated by reference to this Item 2.01.

Item 7.01.	Regulation FD Disclosure.

The registrant hereby furnishes the information set forth in the press release issued on December 19, 2008, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information, including Exhibit 99.1, furnished in this report is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Registration statements or other documents filed with the Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired

Not later than 71 calendar days from December 25, 2008, the registrant will file with the Securities and Exchange Commission an amendment to this Current Report on Form 8-K setting forth any historical financial statements required by Rule 3-05(b) of Regulation S-X related to the acquisition discussed herein under “Item 2.01 - Completion of Acquisition or Disposition of Assets.”

(b) Pro forma financial information

Not later than 71 calendar days from December 25, 2008, the Company will file with the Securities and Exchange Commission an amendment to this Current Report on Form 8-K setting forth any pro forma financial data, giving effect to the acquisition discussed herein under “Item 2.01 - Completion of Acquisition or Disposition of Assets,” as required pursuant to Article 11 of Regulation S-X.

(d) Exhibits

The list of exhibits in the Exhibit Index to this report is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLERA HOLDINGS, INC.

Date: December 19, 2008	/s/ Jason Brady
	Name:	Jason Brady
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Solera Holdings, Inc. on December 19, 2008.